EXHIBIT 99.1

Martin Midstream Partners L.P.
Unaudited Pro Forma Financial Statement

Introduction

     The following unaudited pro forma consolidated statement of operations for the twelve months ended December 31, 2003 has been derived from the historical consolidated statements of operations of Martin Midstream Partners L.P. (“MMLP”) and the historical statements of revenues and direct expenses of certain assets of Tesoro Marine Services, L.L.C. (“Tesoro”), previously filed with the Securities and Exchange Commission (the “SEC”) in MMLP’s Form 8-K/A filed on January 23, 2004. The unaudited pro forma consolidated statement of operations should be read in conjunction with the accompanying notes set forth herein and with MMLP’s historical consolidated and combined financial statements and related notes set forth in MMLP’s previous filings with the SEC.

     The following unaudited pro forma consolidated statement of operations gives pro forma effect to:

•	the acquisition of assets from Tesoro for $27.6 million which occurred on December 23, 2003;

•	the borrowing of $27.0 million under MMLP’s expanded credit facility in order to finance the acquisition of assets from Tesoro;

•	the execution of several agreements between the operating subsidiary of MMLP and Martin Resource Management Corporation through a direct subsidiary (“Martin Resource Management”) as a result of the acquisition of assets from Tesoro; and

•	the repayment of $34.8 million under MMLP’s credit facility resulting from net proceeds of $34.0 million from the follow-on public offering of 1,322,500 common units and associated general partner contribution of $0.8 million to MMLP to maintain the general partner’s 2.0% interest in MMLP.

     The pro forma adjustments are based upon currently available information and certain estimates and assumptions, and therefore the actual adjustments may differ from the pro forma adjustments. However, management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the acquisition of assets from Tesoro and MMLP’s follow-on offering and related transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated statement of operations. The unaudited pro forma consolidated statement of operations may not be indicative of the results that actually would have occurred if MMLP had completed the acquisition of assets from Tesoro and the follow-on offering during the period indicated. In addition, the unaudited pro forma consolidated statement of operations is not necessarily indicative of the results of MMLP’s future operations.

MARTIN MIDSTREAM PARTNERS L.P.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
Twelve Months Ended December 31, 2003
(Dollars in Thousands, except per unit amounts)

	Martin		Pro Forma			Pro Forma
	Midstream		Adjustments		Pro Forma	Adjustments	Pro Forma
	Partners L.P.	Tesoro[1]	Acquisition		Acquisition	Offering	As Adjusted
Revenues:
Marine transportation	$26,342	$—	$5,020	(a)	$31,362	$—	$31,362
Terminalling	6,921	3,544	2,417	(b)	12,882	—	12,882
Product Sales:
LPG distribution	133,038	—	—		133,038	—	133,038
Fertilizer	26,296	—	—		26,296	—	26,296
Terminalling	134	10,465	—		10,599	—	10,599

	159,468	10,465	—		169,933	—	169,933

Total revenues	192,731	14,009	7,437		214,177	—	214,177

Costs and expenses:
Cost of products sold:
LPG distribution	128,055	—	—		128,055	—	128,055
Fertilizer	22,605	—	—		22,605	—	22,605
Terminalling	107	5,984	—		6,091	—	6,091

	150,767	5,984	—		156,751	—	156,751
Expenses:
Operating expenses	20,600	9,553	(867	)(c)	28,771	—	28,771
			(1,260	)(d)
			745	(e)
Selling, general and administrative.	6,101	—	280	(f)	6,381	—	6,381
Depreciation and amortization	4,765	1,675	576	(g)	7,016	—	7,016
Impairment[2]	—	2,352	—		2,352	—	2,352

Total costs and expenses	182,233	19,564	(526)		201,271	—	201,271

Operating income (loss)	10,498	(5,555)	7,963		12,906	—	12,906

Other income (expenses):
Equity in earnings of unconsolidated entities	2,801	—	—		2,801	—	2,801
Interest expense	(2,001)	—	(400	)(h)	(3,409)	1,333 (j)	(2,076)
			(1,008	)(i)
Gain on involuntary conversion of assets	589	—	—		589	—	589
Other, net	94	—	—		94	—	94

Total other income (expense)	1,483	—	(1,408)		75	1,333	1,408

Net income (loss)	$11,981	$(5,555)	$6,555		$12,981	$1,333	$14,314

General partners’ interest in net income	$240						$286	(k)
Limited partners’ interest in net income	$11,741						$14,028
Net income per limited partner unit	$1.64						$1.66	(k)
Weighted average limited partner units	7,153,362						8,475,862

See accompanying notes to the unaudited consolidated pro forma statement of operations.

[1]	For the period from January 1, 2003 through December 22, 2003 (date of acquisition).

[2]	This represents a pre-acquisition non-cash impairment charge taken by Tesoro against the fixed assets acquired by MMLP based on the fair value of such assets as reflected in the purchase price paid by MMLP, relative to the historic book value thereof.

MARTIN MIDSTREAM PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(a)	Reflects the Transportation Service Agreement under which MMLP, through its operating subsidiary, provides marine transportation services to Martin Resource Management for transporting fuel oil for Martin Resource Management.

(b)	Reflects the Terminal Service Agreement under which MMLP, through its operating subsidiary, provides terminalling services to Martin Resource Management to use MMLP terminals and storage tanks.

(c)	Reflects reimbursement to MMLP from Martin Resource Management for throughput expenses related to fuel oil and water that are being charged directly to MMLP at the Port Fourchon terminal location. The reimbursement is part of the Terminal Service Agreement (see note (b)) but is not subject to the terminalling throughput fee described therein.

(d)	Reflects the elimination of the historical personnel-related direct operating expense for delivering lubricants, greases and drilling fluids as these personnel-related costs will be incurred by Martin Resource Management. The costs related to delivering lubricants, greases and drilling fluids will be billed to MMLP by Martin Resource Management under the Lubricants and Drilling Fluids Terminal Services Agreement, (see note (e)).

(e)	Reflects the charges per a Lubricants and Drilling Fluids Terminal Services Agreement under which Martin Resource Management provides terminal services to the operating subsidiary of MMLP to handle lubricants, greases and drilling fluids.

(f)	Reflects the incremental general and administrative charges by MMLP’s general partner as a result of the acquisition of $0.3 million. The indirect general and administrative expense from Martin Resource Management was capped at $1.0 million for the year ended October 31, 2003. The cap was increased to $2.0 million for the year ending October 31, 2004. In each of the subsequent three years, this amount may be increased by no more than the percentage increase in the consumer price index for the applicable year. In addition, MMLP’s general partner has the right to agree to further increases in connection with expansions of MMLP’s operations through the acquisition or construction of new assets or businesses.

(g)	Reflects the change in depreciation expense of the acquired assets from Tesoro. Pro forma depreciation expense was based on estimated useful lives of 5 to 15 years for the acquired assets. Due to the new carrying value of the Tesoro assets upon acquisition, historical depreciation expense has been adjusted.

(h)	Reflects the payment of debt financing fees of $0.8 million related to the expansion of the credit facility. The debt financing fees will be capitalized and amortized over the life of the associated debt.

(i)	Reflects increase of interest expense resulting from the borrowings under MMLP’s revolving credit facility of $27.0 million. The interest rates used to determine the pro forma adjustment for the borrowings under the revolving credit facility were based on MMLP’s borrowing rate of 3.83% for the year ended December 31, 2003.

(j)	Reflects the reduction of interest expense resulting from repayments of $34.8 million of borrowings under MMLP’s revolving credit facility. The interest rate used to determine the pro forma adjustment for the borrowings under the credit facility was 3.83% for the year ended December 31, 2003.

(k)	MMLP’s general partner’s allocation of the net income is based on its combined 2.0% interest in MMLP. Its general partners’ 2.0% allocation of net income has been deducted before calculating net income per limited partners’ unit. The computation of net income per limited partner unit assumes that 4,222,500 common units and 4,253,362 subordinated units were outstanding at all time periods presented.